Exhibit 99.1
Investor Update
January 16, 2018
This investor update provides Spirit's fourth quarter and full year 2017 guidance. All data is based on preliminary estimates.
Total revenue per available seat mile for the fourth quarter 2017 is estimated to be down approximately 2 percent year over year.  This is better than our previous guidance range of down 4 to 6 percent primarily due to better-than-expected yields during the peak holiday periods.

Adjusted cost per available seat mile ex-fuel for the fourth quarter 2017 is expected to be down approximately 4 percent year over year.

The Company expects to record a credit, or reduction, to income tax expense in fourth quarter 2017 of approximately $200 million due to tax reform legislation as a result of the difference between rates in effect when income tax expense was accrued, and the rates expected to be in effect when the income taxes will in fact be paid. This estimated impact is a non-cash item for fourth quarter 2017 and is expected to be treated as a special item.  For the purposes of calculating non-GAAP Earnings per Share, for the fourth quarter and full year 2017 we plan to apply a tax rate of 37 percent. For 2018, we estimate our effective tax rate will be approximately 24 percent, however, we anticipate our cash tax rate will be approximately zero.

4Q17E
Capacity - Available Seat Miles (ASMs)
Year-over-Year % Change	17.6%

Total Revenue per ASM (TRASM)
Year-over-Year % Change	Down approx. 2%

Adjusted Operating Expense Ex-Fuel per ASM
Adjusted CASM ex-fuel year-over-year % change(1)	Down approx. 4%

Average Stage Length (miles)	1,023

Fuel Expense
Fuel gallons (millions)	88.8
Economic fuel cost per gallon ($)(2)	$1.97

Selected Operating Expenses ($Millions)
Aircraft rent	$41.3
Depreciation and amortization	$36.5

Interest Expense, net of Capitalized Interest ($Millions)
Interest expense	$16.1
Capitalized interest	$(3.7)
Interest Income	$(3.0)
Interest expense, net	$9.4

Effective Tax Rate applied for purposes of calculating non-GAAP EPS	37%

Wtd. Average Diluted Share Count (Millions)	68.9

Weighted average diluted shares for the full year 2017 is estimated to be 69.4 million.

Footnotes

(1)	Excludes all components of fuel expense, loss on disposal of assets, and special items.
(2)	Includes fuel taxes and into-plane fuel cost.

Forward-Looking Statements

Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, guidance and estimates for the fourth quarter and full year 2017, including expectations regarding the delivery schedule of aircraft on order, announced new service routes, revenues, TRASM, cost of operations, operating margin, capacity, CASM, CASM ex-fuel, fuel expense, economic fuel cost, expected unrealized mark-to-market gains or losses, capital expenditures and other working capital requirements, aircraft rent, depreciation and amortization, fuel hedges and tax rates. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.